 EXHIBIT 23.1

CONSENT OF FORREST A. GARB & ASSOCIATES, INC.,

INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to our estimates of reserves included in this Quarterly Report on Form 10-QSB of Cano Petroleum, Inc. and to all references to our firm included in this Quarterly Report.

/s/ Mark A. Murray
FORREST A. GARB & ASSOCIATES, INC.

Dallas, Texas

May 10, 2006

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